UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

DOVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DOV	New York Stock Exchange
1.250% Notes due 2026	DOV 26	New York Stock Exchange
0.750% Notes due 2027	DOV 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2021, Dover Corporation (the “Company”) announced that the Company’s board of directors (the “Board”) elected Deborah L. DeHaas as a new independent director effective as of February 11, 2021. Ms. DeHaas’s election increases the size of the Board to 10 directors, 9 of whom are independent directors.

The Board (i) determined that Ms. DeHaas qualifies (a) as an “independent director” pursuant to the rules of the New York Stock Exchange (the “NYSE”) and (b) qualifies as an “audit committee financial expert” pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and has “accounting or related financial management expertise” pursuant to the rules of the NYSE and (ii) appointed Ms. DeHaas as a member of the Audit Committee of the Board.

Ms. DeHaas was recently named the Chief Executive Officer of the Corporate Leadership Center. She retired from Deloitte as a Vice Chairman and the Managing Partner of the Center for Board Effectiveness in September 2020. She held numerous leadership roles at Deloitte during her 18 years of service to the firm, including as the firm’s first Chief Inclusion Officer, as the Regional Managing Partner for the Midwest and Central regions of Deloitte, in which role she led the quality, client satisfaction, growth, marketplace and talent initiatives for over 10,000 professionals in fourteen states, as the Chicago Office Managing Partner, and as a member of the Deloitte US board of directors. Before joining Deloitte, Deb was a partner at Arthur Andersen. She currently serves on the Board and Executive Committee of the Sustainability Accounting Standards Board Foundation Board.

Ms. DeHaas has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she was selected as a director of the Company. In addition, there have been no transactions directly or indirectly involving Ms. DeHaas that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On February 11, 2021, the Company issued a press release announcing the election of Ms. DeHaas to the Board, a copy of which is furnished as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

99.1	Press Release of Dover Corporation issued February 11, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2021	DOVER CORPORATION

(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary